Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information for the period indicated below shows the effect of Clarus Corporation’s (“Clarus,” the “Company,” “we,” or “our”), through Everest/Sapphire Acquisition, LLC (“Everest/Sapphire”), a Delaware limited liability company and wholly owned subsidiary of Clarus, acquisition (the “Acquisition”) on August 21, 2017, of Sierra Bullets, L.L.C (“Sierra” or “Sierra Bullets”) pursuant to the purchase and sale agreement dated August 21, 2017 (the “Purchase Agreement”). For a description of the Acquisition please see Note 1 of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of June 30, 2017, presents the financial position of Clarus giving effect to the Acquisition as if it had occurred on such date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2017 and for the year ended December 31, 2016, gives effect to the Acquisition as if it had occurred on January 1, 2016.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 has been prepared by combining the unaudited historical condensed consolidated balance sheet of Clarus as of June 30, 2017, with the unaudited historical consolidated balance sheet of Sierra as of June 30, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been prepared by combining Clarus’ historical condensed consolidated statement of operations for the year ended December 31, 2016, with the historical condensed consolidated statement of income of Sierra for the year ended December 31, 2016. The interim unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017, has been prepared by combining Clarus’ unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2017, with the unaudited historical condensed consolidated statements of income of Sierra for the six months ended June 30, 2017. Pro forma adjustments have been applied to the historical accounts.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the Acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Clarus and consolidated financial statements of Sierra. The historical audited consolidated financial statements of Clarus are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the six months ended June 30, 2017. The historical audited consolidated financial statements of Sierra as of and for the fiscal years ended December 31, 2016 and 2015, and the related notes to the financial statements, are included in this amended Form 8-K filing as Exhibit 99.2. The historical unaudited consolidated financial statements of Sierra as of June 30, 2017 and December 31, 2016 and for the six months ended June 30, 2017 and 2016, and the related notes thereto, are included in this amended Form 8-K filing as Exhibit 99.3.

The Acquisition has been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the Acquisition was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase consideration over the assets acquired and liabilities assumed was recorded as goodwill. The unaudited pro forma condensed combined financial information was prepared in accordance with United States generally accepted accounting principles, or GAAP standards, and the regulations of the Securities and Exchange Commission (“SEC”), and is not necessarily indicative of the financial position or results of operations that would have occurred if the Acquisition had been completed on the dates indicated, nor is it indicative of the future operating results of Clarus and Sierra.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the unaudited pro forma condensed combined financial information. The accounting for the Acquisition is dependent upon the completion of certain valuations and other studies that have not yet been finalized. Accordingly, the purchase price allocation is preliminary. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based upon preliminary information, and account balances other than those on the actual Acquisition date, the final amounts recorded for the Acquisition may differ materially from the information presented. These estimates are subject to change pending the finalization of the valuation and other studies.

The unaudited pro forma condensed combined balance sheet and statement of operations does not give effect to certain one-time charges Clarus and Sierra incurred in connection with the Acquisition.

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Sierra	Pro Forma Adjustments		Pro Forma Combined Clarus and Sierra
Sales
Domestic sales	$76,079	$24,020	$-		$100,099
International sales	72,110	9,965	-		82,075
Total sales	148,189	33,985	-		182,174

Cost of goods sold	104,505	17,498	460	D	123,567
			1,104	A
Gross profit	43,684	16,487	(1,564)		58,607

Operating expenses
Selling, general and administrative	49,936	5,372	3,419	A	55,891
			(2,376)	C
			(460)	D
Restructuring charge	1,395	-	-		1,395
Transaction costs	290	-	-		290
Arbitration award	(1,967)	-	-		(1,967)

Total operating expenses	49,654	5,372	583		55,609

Operating (loss) income	(5,970)	11,115	(2,147)		2,998

Other (expense) income
Interest expense, net	(2,876)	(76)	76	A	(3,693)
			(817)	B
Other, net	533	-	-		533

Total other expense, net	(2,343)	(76)	(741)		(3,160)

(Loss) income before income tax	(8,313)	11,039	(2,888)		(162)
Income tax expense	665	1	-		666
(Loss) income before non-controlling interest in variable interest entity	(8,978)	11,038	(2,888)		(828)

Income related to non-controlling interest in variable interest entity	-	(1,815)	1,815	E	-

Net (loss) income	$(8,978)	$9,223	$(1,073)		$(828)

Loss per share:
Basic	$(0.30)				$(0.03)
Diluted	(0.30)				(0.03)

Weighted average shares outstanding:
Basic	30,397				30,397
Diluted	30,397				30,397

See notes to unaudited pro forma condensed combined financial information

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Sierra	Pro Forma Adjustments		Pro Forma Combined Clarus and Sierra
Sales
Domestic sales	$38,333	$12,317	$-		$50,650
International sales	33,903	5,461	-		39,364
Total sales	72,236	17,778	-		90,014

Cost of goods sold	50,898	9,775	225	D	61,489
			591	A
Gross profit	21,338	8,003	(816)		28,525

Operating expenses
Selling, general and administrative	25,395	2,293	1,365	A	28,019
			(809)	C
			(225)	D
Restructuring charge	83	-	-		83

Total operating expenses	25,478	2,293	331		28,102

Operating (loss) income	(4,140)	5,710	(1,147)		423

Other (expense) income
Interest expense, net	(877)	(30)	30	A	(1,286)
			(409)	B
Other, net	222	-	-		222

Total other expense, net	(655)	(30)	(379)		(1,064)

(Loss) income before income tax	(4,795)	5,680	(1,526)		(641)
Income tax expense	314	1	-		315
(Loss) income before non-controlling interest in variable interest entity	(5,109)	5,679	(1,526)		(956)

Income related to non-controlling interest in variable interest entity	-	(279)	279	E	-

Net (loss) income	$(5,109)	$5,400	$(1,247)		$(956)

Loss per share:
Basic	$(0.17)				$(0.03)
Diluted	(0.17)				(0.03)

Weighted average shares outstanding:
Basic	30,014				30,014
Diluted	30,014				30,014

See notes to unaudited pro forma condensed combined financial information

CLARUS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2017

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Clarus	Sierra	Pro Forma Adjustments		Pro Forma Combined Clarus and Sierra

Assets
Current assets
Cash and cash equivalents	$63,433	$12	$(61,865)	A	$1,580
Accounts receivable	22,780	3,450	-		26,230
Due from member	-	6,817	(6,817)	A	-
Inventories	54,812	9,027	2,522	A	66,361
Prepaid and other current assets	2,021	155	-		2,176
Income tax receivable	34	-	-		34
Total current assets	143,080	19,461	(66,160)		96,381

Property and equipment, net	11,081	3,750	9,668	A	24,499
Other intangible assets, net	9,449	-	15,800	A	25,249
Indefinite lived intangible assets	22,788	-	18,900	A	41,688
Goodwill	-	1,587	15,819	A	17,406
Other long-term assets	32	16	334	B	382
Total assets	$186,430	$24,814	$(5,639)		$205,605

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$20,862	$1,467	$1,999	A	$24,328
Income tax payable	186	-	-		186
Current portion of long-term debt	-	586	(586)	A	-
Total current liabilities	21,048	2,053	1,413		24,514

Long-term debt	-	927	(927)	A	17,708
			17,708	B
Deferred income taxes	8,978	-	-	A	8,978
Other long-term liabilities	137	1,325	(1,325)	A	137
Total liabilities	30,163	4,305	16,869		51,337

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-	-		-
Common stock, $.0001 par value; 100,000 shares authorized; 32,888 issued and 30,013 outstanding	3	-	-		3
Additional paid in capital	484,267	20,509	(20,509)	F	484,267
Accumulated deficit	(314,826)	-	(1,999)	A	(316,825)
Treasury stock, at cost	(12,415)	-	-		(12,415)
Accumulated other comprehensive loss	(762)	-	-		(762)
Total stockholders' equity	156,267	20,509	(22,508)		154,268
Total liabilities and stockholders' equity	$186,430	$24,814	$(5,639)		$205,605

See notes to unaudited pro forma condensed combined financial information

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

1	Description of Acquisition

On August 21, 2017, Clarus Corporation (“Clarus,” the “Company,” “we,” or “our”), through Everest/Sapphire Acquisition, LLC (“Everest/Sapphire”), a Delaware limited liability company and wholly owned subsidiary of Clarus, acquired 100% of the outstanding membership interests of Sierra Bullets, L.L.C (“Sierra” or “Sierra Bullets”), a manufacturer of a wide range of bullets primarily for rifles but also pistols, pursuant to the terms of the purchase and sale agreement dated August 21, 2017 (the “Purchase Agreement”), by and among Everest/Sapphire, Sierra Bullets, BHH Management, Inc., a California corporation (“BHH”), Lumber Management, Inc., a Delaware corporation (“LMI” and, together with BHH, each a “Seller” and, collectively, the “Sellers”), and BHH, in its capacity as the representative of Sellers (the “Sellers’ Representative”). Under the terms of the Purchase Agreement, Everest/Sapphire acquired Sierra for an aggregate purchase price of $79,000, plus or minus a preliminary working capital adjustment, in accordance with and subject to the terms and conditions set forth in the Purchase Agreement.

2	Basis of Presentation

The historical balance sheets of Clarus and Sierra were used to create the unaudited pro forma condensed combined balance sheet as of June 30, 2017 – the last day of Clarus’s second fiscal quarter. Clarus and Sierra have the same fiscal year ends with both Clarus and Sierra following a calendar year-end ending on December 31. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been prepared by combining the Company’s historical condensed consolidated statement of operations for the year ended December 31, 2016, with the historical consolidated statement of income of Sierra for the year ended December 31, 2016. The interim unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2017, has been prepared by combining Clarus’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2017, with the unaudited historical consolidated statement of income of Sierra for the six months ended June 30, 2017.

3	Estimated Purchase Price and Resulting Adjustment to Goodwill

The computation of the preliminary estimated purchase price was calculated using our best estimate of purchase consideration and a preliminary working capital adjustment. Below is a reconciliation to the estimated purchase consideration and how the estimated purchase consideration is allocated to the assets acquired and liabilities assumed which have been estimated at their fair values. The excess of the estimated purchase consideration above the assets acquired and liabilities assumed is recorded as goodwill.

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

Sierra
Estimated Fair Value

Cash Paid (Total Purchase Consideration)	$79,239

Assets Acquired and Liabilities Assumed
Assets
Cash and cash equivalents	$12
Accounts receivable, net	3,450
Inventories	11,549
Prepaid and other current assets	155
Property and equipment	13,418
Amortizable definite lived intangible assets	15,800
Identifiable indefinite lived intangible assets	18,900
Goodwill	17,406
Other long-term assets	16
Total Assets	80,706

Liabilities
Accounts payable and accrued liabilities	1,467
Total Liabilities	1,467

Net Assets Acquired	$79,239

For purposes of preparing the unaudited pro forma condensed combined financial information, the assets acquired and liabilities assumed in the Acquisition have been measured at their estimated fair values as of June 30, 2017. A final determination of the fair values of the assets acquired and liabilities assumed in the Acquisition will be made after the final valuation and other studies have been finalized. Accordingly, the fair value of the assets and liabilities included in the table above are preliminary and subject to change and the change may be material.

4	Third Amended and Restated Loan Agreement (Acquisition Financing)

In conjunction with the acquisition of Sierra, on August 21, 2017, the Company together with its following direct and indirect domestic subsidiaries Black Diamond Equipment, Ltd.; Black Diamond Retail, Inc.; Everest/Sapphire Acquisition, LLC; BD North American Holdings, LLC; PIEPS Service, LLC; BD European Holdings, LLC; and Sierra Bullets entered into a third amended and restated loan agreement (the “Third Amended and Restated Loan Agreement”) with ZB, N.A. dba Zions First National Bank, a national banking association, (the “Lender”), which matures on August 21, 2022. Under the Third Amended and Restated Loan Agreement, the Company has up to a $40,000,000 revolving line of credit (the “Revolving Line of Credit”) pursuant to a fourth amended and restated promissory note (revolving loan) (the “Revolving Line of Credit Promissory Note”). The maximum borrowing of $40,000,000 (the “Maximum Borrowing”) under the Revolving Line of Credit reduces by $1,250,000 per quarter until such time as the maximum borrowing amount is $20,000,000, provided, that the Company may request an increase of up to $20,000,000 as an accordion option (the “Accordion”) to increase the Revolving Line of Credit up to the Maximum Borrowing on a seasonal or permanent basis for funding general corporate needs including working capital, capital expenditures, permitted loans or investments in subsidiaries, and the issuance of letters of credit. Availability under the Revolving Line of Credit may not exceed $30,000,000 unless the Company has sufficient eligible receivable, inventory and equipment assets at such time pursuant to formulas set forth in the Third Amended and Restated Loan Agreement.

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

All debt associated with the Third Amended and Restated Loan Agreement bears interest at one-month London Interbank Offered Rate (“LIBOR”) plus an applicable margin as determined by the ratio of Total Net Debt (subject to adjustments as set forth in the Third Amended and Restated Loan Agreement) to Trailing Twelve Month Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as follows: (i) one month LIBOR plus 4.00% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 2.75; (ii) one month LIBOR plus 3.00% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 2.00 and less than 2.75; (iii) one month LIBOR plus 2.00% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 1.00 and less than 2.00; and (iv) one month LIBOR plus 1.5% per annum at all times that Total Net Debt to Trailing Twelve Month EBITDA ratio is less than 1.00.

Any amount outstanding under the Third Amended and Restated Loan Agreement will be secured by a general first priority Uniform Commercial Code (“UCC”) security interest in all material domestic assets of the Company and its domestic subsidiaries, including, but not limited to: accounts, accounts receivable, inventories, equipment, real property, ownership in subsidiaries, and intangibles including patents, trademarks and copyrights. Proceeds of the foregoing will be secured via pledge and control agreements on domestic depository and investment accounts not held with the Lender.

The Third Amended and Restated Loan Agreement contains certain financial covenants including restrictive debt covenants that require the Company and its subsidiaries to maintain a minimum fixed charge coverage ratio, a maximum total leverage ratio, a minimum net worth, a positive amount of asset coverage and limitations on capital expenditures, all as calculated in the Third Amended and Restated Loan Agreement.

In addition, the Third Amended and Restated Loan Agreement contains covenants restricting the Company and its subsidiaries from pledging or encumbering their assets, with certain exceptions, and from engaging in acquisitions other than acquisitions permitted by the Third Amended and Restated Loan Agreement. The Third Amended and Restated Loan Agreement contains customary events of default (with grace periods where customary) including, among other things, failure to pay any principal or interest when due; any materially false or misleading representation, warranty, or financial statement; failure to comply with or to perform any provision of the Third and Restated Loan Agreement; and default on any debt or agreement in excess of certain amounts.

5	Pro Forma Adjustments

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017 are presented as if the Acquisition had occurred on January 1, 2016, the first day of that fiscal year. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 is presented as if the Acquisition had occurred on June 30, 2017. The pro forma adjustments which impact the unaudited pro forma condensed combined balance sheet as of June 30, 2017 reflect events that are directly attributable to the transaction regardless of whether they have a continuing effect or are nonrecurring. The pro forma adjustments which impact the condensed combined statements of operations for the year ended December 31, 2016 and the six months ended June 30, 2017 give effect to the events that are directly attributable to the Acquisition and are expected to have a continuing impact. The pro forma adjustments are based on available information and certain assumptions the Company believes are factually supportable.

The pro forma adjustments included in the unaudited pro forma financial information are as follows:

A	To record the estimated purchase price and related estimated purchase consideration allocation to the assets acquired and liabilities assumed which have been estimated at their fair values. The pro forma adjustments included in the unaudited pro forma financial information as a result of the estimated purchase consideration allocation are as follows:

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

Cash and cash equivalents – As noted above in Note 1, under the terms of the Purchase Agreement, the Company acquired Sierra for an aggregate purchase price of $79,000, plus or minus a preliminary working capital adjustment. The Company funded the purchase price through the combination of existing cash on its balance sheet and the drawing down on its revolving line of credit. The adjustment reflects the Company’s cash used to fund a portion of the purchase price as of June 30, 2017. Additionally, the Company utilized its revolving line of credit for $17,708 less debt issuance costs of $334 as of June 30, 2017.

Due from member – This amount represents a receivable due from Sierra’s managing member, which was settled on the date of acquisition and excluded from the assets acquired pursuant to the terms of the Purchase Agreement. Therefore, this amount has been eliminated from the pro forma condensed combined balance sheet.

Inventories – Inventories, reflect an increase of $2,522 to record Sierra inventory at its estimated fair value. Inventory fair value is recorded at expected sales price less cost to sell plus a reasonable profit margin for selling efforts. As Clarus sells the acquired inventory, its cost of sales will reflect the increased valuation of Sierra inventory, which will temporarily reduce Clarus’s gross margin through the end of fiscal year 2017 and the first fiscal quarter of 2018. This adjustment to gross margin is considered a non-recurring adjustment and as such is not included in the unaudited pro forma condensed combined statements of operations.

Property and equipment, net – Property and equipment, net, reflect an increase of $9,668 to record Sierra property and equipment at its estimated fair value. The impact of the depreciation related to the fair value of depreciable assets for the year ended December 31, 2016 and the six months ended June 30, 2017 of $1,104 and $591, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations.

Estimated Useful Life in Years

Machinery and equipment	1-15
Buildings and improvements	5-36
Furniture and fixtures	1-6
Tools and dies	1-2
Vehicles	1-4
Land	Indefinite

Other intangible assets, net – The estimated allocated fair values for amortizable intangible assets acquired, consisting of customer relationships, developed technologies, and trademarks related to developed technologies for Sierra is approximately $15,800.  The following table summarizes the estimated fair value of Sierra’s amortizable intangible assets and their estimated useful lives. An accelerated method of amortization was used for customer relationships, developed technology and trademarks. The impact of the amortization related to the fair value of amortizable intangible assets for the year ended December 31, 2016 and the six months ended June 30, 2017 of $3,419 and $1,365, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations.

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

	Estimated Fair Value	Estimated Useful Life in Years	Annual 2016 Amortization Expense	Six months ended June 30, 2017 Amortization Expense

Customer relationships	$12,200	15	$2,650	$1,036
Developed technology	2,500	10	608	257
Trademarks	1,100	10	161	72
	$15,800		$3,419	$1,365

Future amortization expense for other intangible assets as of August 21, 2017 for the remainder of 2017 and five years thereafter is as follows:

2017	1,503
2018	2,874
2019	2,445
2020	1,986
2021	1,607
2022	1,290

Indefinite lived intangible assets – In connection with the Acquisition, the Company acquired certain tradenames and trademarks which provide Sierra with the exclusive and perpetual rights to manufacture and sell their respective products using the tradenames and trademarks. The estimated allocated fair value pertaining to tradenames and trademarks is $18,900. Tradenames and trademarks will not be amortized, but reviewed annually or more frequently if events or changes in circumstances exist that may indicate impairment.

Goodwill – The excess of the purchase consideration over the assets acquired and liabilities assumed is $17,406, which results in an adjustment to goodwill of $15,819. Goodwill is not amortized, but rather is tested at the reporting unit level at least annually for impairment or more frequently if triggering events or changes in circumstances indicate impairment.

Current portion of long-term debt and long-term debt – These amounts represent the current portion and long-term portion of a note payable of Sierra, which was settled on the date of acquisition and excluded from the liabilities acquired pursuant to the terms of the Purchase Agreement. Therefore, these amounts have been eliminated from the pro forma condensed combined balance sheet. The impact of the related interest expense of $76 and $30 for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations.

Accounts payable and accrued liabilities – Estimated transaction and other non-recurring costs in the amount of $1,999 consists primarily of investment bank fees, legal fees and other professional fees. These transaction and other non-recurring costs are being expensed as incurred. The reduction of accumulated deficit reflects estimated transaction and other non-recurring costs which are not reflected in the unaudited pro forma condensed combined statements of operations.

Deferred income taxes – According to Revenue Ruling 99-6, the acquisition of an LLC is treated as a purchase of assets for tax purposes. As such, the basis in the assets of Sierra is equal for both book and tax, which results in no initial recognition of deferred tax assets or liabilities.

Other long-term liabilities – This amount represents a management incentive program recorded by Sierra, which program was settled and terminated on the date of acquisition and excluded from the liabilities acquired pursuant to the terms of the Purchase Agreement. Therefore, this amount has been eliminated from the pro forma condensed combined balance sheet.

Clarus Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except per share amounts)

B	As noted above in Notes 1 and 4, under the terms of the Purchase Agreement, the Company acquired Sierra for an aggregate purchase price of $79,000, plus or minus a preliminary working capital adjustment, which the Company funded through the combination of existing cash on its balance sheet and the drawing down on its revolving line of credit. The effect of the amounts drawn down on the revolving line of credit to pay for the acquisition and the associated origination fees incurred as part of obtaining the new credit facility presented in the unaudited pro forma condensed combined statement of operations is an increase to interest expense of $817 and $409 for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively. The current interest rate used to determine the pro forma adjustment is 4.24%. The effect on net loss of a 1/8% variance in interest rates would be $22 and $11 for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively. Total debt issuance costs were $334 and are included in the historical balance sheet of Clarus as of June 30, 2017. The amount drawn down on the revolving line of credit totaled $17,708 and are included in the historical balance sheet of Clarus as of June 30, 2017.

C	Sierra selling, general and administrative costs for the year ended December 31, 2016 and the six months ended June 30, 2017, included management fees and deferred compensation totaling $2,376 and $809, respectively, which costs would not have been incurred if the transaction had occurred on January 1, 2016. These costs have been eliminated from the pro forma condensed combined statements of operations.

D	Clarus has historically recorded shipping and handling costs in cost of goods sold while Sierra has historically recorded similar costs in selling, general and administrative. This represents the effect of recording Sierra’s historical shipping and handling costs to conform to Clarus’ presentation.

E	As noted above in Note 1, the Company acquired 100% of the outstanding membership interests of Sierra pursuant to the Purchase Agreement. There are no remaining non-controlling interests in Sierra; therefore, income related to non-controlling interest in the variable interest entity has been eliminated from the pro forma condensed combined statement of operations for the year ended December 31, 2016 and the six months ended June 30, 2017.

F	In connection with the consummation of the Acquisition, the historical shareholders’ equity as of June 30, 2017 for Sierra is eliminated in the unaudited pro forma condensed combined balance sheet as of June 30, 2017.